1Q1 2017 Corporate Overview and Financial Results May 18, 2017 Q1 2017 Corporate Overview and Financial Results May 18, 2017

2Q1 2017 Corporate Overview and Financial Results May 18, 2017 Contents 3 4 6 18 19 21 22 42 Important information regarding forward-looking statements and use of non-GAAP financial measures About SVB Q1 2017 performance Regulatory environment Capital Outlook for 2017 Appendix Non-GAAP reconciliations

SVB 2014 4:3 3Q1 2017 Corporate Overview and Financial Results May 18, 2017  Forward Looking Statements   This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; and financial results (and the components of such results) for certain quarters in, and for the full year 2017. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect.   We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to changes in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business or are served by us (including the levels of IPOs and M&A activities); changes in the volume and credit quality of our loans; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; changes in our deposit levels; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; accounting changes, as required by Generally Accepted Accounting Principles (GAAP); and regulatory or legal changes or their impact on us, including the impact of the Volcker Rule.   We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K; (ii) our latest Quarterly Report on Form 10-Q; and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law.   This presentation shall not constitute an offer or solicitation in connection with any securities.   Use of Non-GAAP Financial Measures   To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non- GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.   We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Non-GAAP reconciliations” section at the end of this presentation, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section for more information. Important information

4Q1 2017 Corporate Overview and Financial Results May 18, 2017 30+ years of focus on innovation companies, investors and influencers Strong market position Robust client funds franchise Diversified revenue streams Global reach Average balances for Q1'17 $45.3B assets $20.1B loans $86.1B total client funds A unique financial services company Q1 2017 Corporate Overview and Financial Results May 18, 2017

SVB 2014 4:3 5Q1 2017 Corporate Overview and Financial Results May 18, 2017 We serve the global Innovation economy Technology + Life Sciences + Healthcare Accelerator Revenue <$5M Growth Revenue $5M-$75M Corp Fin Revenue >$75M Investors Private Equity Venture Capital Individuals Private Bank Q1 2017 Corporate Overview and Financial Results May 18, 2017

6Q1 2017 Corporate Overview and Financial Results May 18, 2017 A solid quarter • Stabilizing VC environment • Healthy loan and total client funds growth • Improving but still modest PE/VC gains • Stable credit quality • Positive outlook for 2017 …with continued challenges • Lingering impact of VC market "recalibration" • Still low interest rates, but rising • Complex regulatory environment + increasing requirements • Competition Q1'17 Takeaways

7Q1 2017 Corporate Overview and Financial Results May 18, 2017 Non-interest expense: +1.0% • Compensation and benefits expense: +5.2% Net interest income: +4.5% Net interest margin: +15 bps Non-interest income: +3.7% • Core fee income3: -2.4% • Gains on investment securities1,2,3: $16.0M • Gains on warrants1: $6.7M Stable credit quality overall with net charge-offs of 25 bps (annualized) and non-performing loans of 68 bps Average loans: +4.2% Period-end loans: +2.7% Average total client funds: +1.7% Average fixed income securities: +4.5% Q1'17 vs. Q4'16: Solid results Tax benefits from share-based compensation of $6.1M and $4.7M from return of tax funds 1) The value of warrant and PE/VC-related investments is subject to potential increases or decreases in future periods, depending on market conditions and other factors. 2) Non-GAAP gains on investment securities net of non-controlling interests were $9.5M. 3) Non-GAAP measure. Please see non-GAAP reconciliations at the end of this presentation for more information. EPS: $1.91, Net Income: $101.5M Solid capital position and increases in all key capital ratios; Bank tier 1 leverage ratio of 7.81% (+14 bps)

SVB20144: 3 Q1 2017 Corporate Overview and Financial Results May 18, 2017 8 Q1'17 notable items • $6.5M of Q1'17 seasonal compensation and benefits expense (incentive compensation- related 401(k) matching and employer-related taxes) • $4.8M of lower net interest income due to two fewer days in Q1'17 vs. Q4'16 • $3.5M of higher premium amortization expense from investment securities in Q1'17 compared to Q4'16 • $6.1M tax benefit from change in accounting rules for stock-based compensation • $4.7M return of tax funds from a prior year Negative earnings impact Positive earnings impact

SVB 2014 4:3 9Q1 2017 Corporate Overview and Financial Results May 18, 2017 Solid loan growth in Q1'17 Location: Annual – Data Tab Average loans Period-end loans $21 $19 $17 $15 Bi lli on s Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 $17.0 $18.2 $18.6 $19.3 $20.1 $17.7 $18.8 $19.1 $19.9 $20.4 • Average loan balances grew 4.2% • Largest growth driven by Private Equity, Life Sciences, Private Bank

SVB 2014 4:3 10Q1 2017 Corporate Overview and Financial Results May 18, 2017 Gross Loans: $20.5 billion1,2 Software/ Internet $5.5 27% Wine $0.9 4% Private Bank $2.2 11% Other $0.6 3% A diversified loan portfolio 1) As of 3/31/2017; gross loans do not include deferred fees and costs. 2) Private Bank includes loans designated as Consumer Loans (including real estate secured loans) in our earnings releases and our Form 10-K and 10-Q reports. 3) Technology and Life Science/Healthcare percentages are as a % of Total Gross Loans 4) Primarily capital call lines of credit Location: Loan Pie Tab, A178 Technology and Life Science/Healthcare Only1,3 $8.4 billion (41% of Gross Loans) Non-Early Stage $0.9 (4%) Early Stage $1.2 (6%) Balance Sheet $2.4 (12%) Sponsored Buyout $2.1 (10%) Other $1.8 (9%) 4 Balance-sheet dependent covered by current assets; $1.6B is asset-based Cash flow dependent 1 Investor-dependent 1 Revenue: $0-$5M Investor-dependent 2 Revenue >$5M Cash flow dependent 2 Cash flow and hybrid Private Equity/ Venture Capital $8.4 41% Hardware $1.1 Life Science/ Healthcare $1.8 9% 5%

SVB 2014 4:3 11Q1 2017 Corporate Overview and Financial Results May 18, 2017 Average Deposits Average off-balance sheet client funds Total average client funds $100 $80 $60 $40 $20 $0 Bi lli on s Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 $39.3 $38.2 $37.9 $39.7 $40.0 $42.5 $42.9 $43.1 $45.0 $46.1 $81.7 $81.0 $81.0 $84.7 $86.1 Average total client funds grew 1.7% in Q1'17 “Copy of IR Roadshow Charts x – Active File” Data: Annual Tab A 42 – C 69 Chart: Annual Charts Tab A4 Growth primarily from: • Healthy venture capital funding environment • Robust secondary offering market • Primarily from Life Sciences and Corporate Finance clients

SVB 2014 4:3 12Q1 2017 Corporate Overview and Financial Results May 18, 2017 Net interest income grew 10.2% year over year “Copy of IR Roadshow Charts x – Active File” Data: Quarterly Tab A44:A76 Net interest income (fully taxable equivalent basis) Net interest margin $320 $280 $240 $200 $160 $120 $80 M ill io ns 8% 7% 6% 5% 4% 3% 2% Q1 '0 7 Q1 '0 8 Q1 '0 9 Q1 '1 0 Q1 '1 1 Q1 '1 2 Q1 '1 3 Q1 '1 4 Q1 '1 5 Q1 '1 6 Q1 '1 7 7.58% 2.88%$93.7 $310.3 Higher net interest income primarily from: • Higher average loan balances • Higher interest rates • Offset by loan mix shift - growth in lower-yielding PE/VC and Private Bank loans

SVB 2014 4:3 13Q1 2017 Corporate Overview and Financial Results May 18, 2017 Net charge-offs/average total gross loans (annualized) Net charge-offs 1.5% 1.0% 0.5% 0.0% Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 0.05% 0.75% 0.25%$1.7M $28.5M $12.2M • Non-performing loans increased to $138.8M (68 bps) vs. $119.0M (59 bps) in Q4 • Net charge-offs decreased to $12.2M (25 bps) vs. $21.3M (44 bps) in Q4 • Provision for credit losses of $30.7M (vs. $16.5M in Q4’16) consisted of the following: ◦ $16.7M for three non- accrual loans ◦ $5.4M for charge-offs not specifically reserved for ◦ $5.0M for loan growth • Allowance for loan losses as % of total gross loans 1.18% vs. 1.13% TAB: Credit Quality Millions Credit quality was stable Q1'17 Highlights Non-performing loans/total gross loans Total non-performing loans 1.5% 1.0% 0.5% 0.0% Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 0.68% $138.8M $11.8M

SVB 2014 4:3 14Q1 2017 Corporate Overview and Financial Results May 18, 2017 Our credit risk profile has improved over time • Strongest growth from segments with the best historical credit performance - Private Equity/Venture Capital (PE/VC) and Private Bank - has reduced the risk profile of our loan portfolio 2009 Loan Portfolio Mix Technology and Life Sciences/ Healthcare 58% PE/VC, Wine, & Consumer 42% 2017 Loan Portfolio Mix Technology and Life Sciences/ Healthcare 42% PE/VC, Wine, & Consumer 58%

SVB 2014 4:3 15Q1 2017 Corporate Overview and Financial Results May 18, 2017 Our credit risk profile has improved over time • Majority of loan charge-offs have historically come from early-stage (ES) portfolio, which constitutes 6% of total loans vs. 14% in 2007 11% 3.4% 2016 ES charge-off rate Peak annual ES charge-off rate (2009) Average ES charge-off rate (2008-2016) 3.8% YTD 2017 Annualized ES charge-off rate As of 3/31/2017 4.1% • As loans to clients in our Corporate Finance and Growth practices have increased as a percentage of our portfolio, non-early-stage charge-offs and individual charge-offs can be nominally larger.

SVB 2014 4:3 16Q1 2017 Corporate Overview and Financial Results May 18, 2017 TAB: Quarterly NonII Location: A3 – AB10 Core fee income* was seasonally lower in Q1'17, although it is growing overall * This is a non-GAAP measure. Please see non-GAAP reconciliations at end of this presentation for more information. Foreign exchange fees Credit card fees Deposit service charges Lending related fees Client investment fees Letters of credit/Standby LOC Total core fee income* $100 $80 $60 $40 $20 $0 M ill io ns Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 $18 $26 $10 $18$10 $14 $6 $9 $4 $9 $3 $7 $50.0 $53.3 $55.3 $58.2 $66.1 $68.4 $72.7 $76.5 $74.5 $80.5 $84.6 $82.6

SVB 2014 4:3 17Q1 2017 Corporate Overview and Financial Results May 18, 2017 Core fee income* has grown over time TAB: Quarterly NonII Location: A3 – AB10 * This is a non-GAAP measure. Please see non-GAAP reconciliations at end of this presentation for more information. Outlook for core fee income growth remains in the high teens, despite seasonally lower foreign exchange and credit card fees in Q1'17 Foreign exchange fees Credit card fees Deposit service charges Lending related fees Client investment fees Letters of credit/Standby LOC Total core fee income* FX and credit card fees as % of core fee income $300 $200 $100 $0 M ill io ns 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD $33 $104 $26 $68 $18$24 $53 $14 $33 $50 $32 $12 $26 $126 $100 $109 $129 $158 $175 $210 $265 $316 $83 31% 40% 45% 50% 49% 51% 54% 54% 54% 53%

SVB20144: 3 Q1 2017 Corporate Overview and Financial Results May 18, 2017 18 As a global, commercial bank with a holding company structure, we face a complex regulatory landscape. Key areas of regulatory focus • Road to $50B • Enhanced Prudential Standards, including - SIFI readiness (including CCAR) and DFAST - Stress testing • BSA-AML and KYC • Volcker Rule • "Basel III"* • Enterprise Risk Management • CECL implementation * Refers to the adoption of the rules implementing the "Basel III" regulatory capital reforms and changes required by the Dodd-Frank Act Complex regulatory environment We have invested for years, and continue to invest, in regulatory and compliance infrastructure – people, processes and systems.

SVB 2014 4:3 19Q1 2017 Corporate Overview and Financial Results May 18, 2017 2014 2015 2016 Q1'17 CET 1 risk-based Capital - 12.28% 12.80% 13.05% Tier 1 risk-based capital 12.91% 12.83 13.26 13.44 Total risk-based capital 13.92 13.84 14.21 14.45 Tier 1 leverage 7.74 7.63 8.34 8.51 Tangible common equity to tangible assets2 7.15 7.16 8.15 8.11 Tangible common equity to risk- weighted assets2 12.93 12.34 12.89 13.12 We are well capitalized: holdco capital ratios1 1) All ratios, except TCE/TA and TCE/RWA, are as reported in our most recent bank holding company consolidated reports on Form FR Y9C. TCE/TA and TCE/ RWA ratios are as reported in our most recent quarterly earnings releases. 2) These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information.

SVB 2014 4:3 20Q1 2017 Corporate Overview and Financial Results May 18, 2017 2014 2015 2016 Q1'17 CET 1 risk-based Capital - 12.52% 12.65% 12.75% Tier 1 risk-based capital 11.09% 12.52 12.65 12.75 Total risk-based capital 12.12 13.60 13.66 13.80 Tier 1 leverage 6.64 7.09 7.67 7.81 Tangible common equity to tangible assets2 6.38 6.95 7.77 7.66 Tangible common equity to risk-weighted assets2 11.19 12.59 12.75 12.82 2 TAB: Capital Ratios Location: A9 – U13 We are well capitalized: bank capital ratios1 • Exceptional deposit growth (and total asset growth) pressured Tier 1 Leverage ratio in 2014 and 2015, but recent moderation in deposit flows and continued strong earnings have reversed that trend • “Basel III” adoption in January 2015 • Down-streamed capital from holding company (from Q2’14 $435M common equity raise and Q1’15 $350M debt raise) increased bank capital ratios across the board • $20M dividend from Bank to HoldCo in Q3'16, Q4'16, Q1'17 1) All ratios, except TCE/TA and TCE/RWA, are as reported in our most recent bank holding company consolidated reports on Form FR Y9C. TCE/TA and TCE/ RWA ratios are as reported in our most recent quarterly earnings releases. 2) These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information.

2017 full-year outlook (as of 4/27/2017)

Business Driver	2017 Full Year Outlook vs. 2016 Full Year Results[1]	Change since 1/26/17
Average loans	Increase at a percentage rate in the high teens	No change
Average deposits	Increase at a percentage rate in the mid- single digits	**Outlook narrowed** to mid-single digits from previous outlook of mid-to-high single digits
Net interest income[1]	Increase at a percentage rate in the high teens	**Outlook increased** to high teens from previous outlook of low teens
Net interest margin[1]	Between 2.90% and 3.10%	**Outlook increased** to 2.90% and 3.10% from previous outlook of 2.80% and 3.00%
Allowance for loan losses for total gross performing loans as a % of total gross performing loans	Comparable to 2016 levels	No change
Net loan charge-offs	Between 0.30%-0.50% of avg. total gross loans	No change
Non-performing loans/total gross loans	Between 0.60% and 0.80% of total gross loans	**Outlook increased** to 0.60% and 0.80% from previous outlook of 0.50% and 0.70%
Core fee income[2]	Increase at a percentage rate in the high teens	No change
Non-interest expense (excluding expenses related to non-controlling interests)[3,4]	Increase at a percentage rate in the low double digits	**Outlook increased** to low double digits from previous outlook of high single digits

1) Our outlook for net interest income and net interest margin is based primarily on management's current forecast of average deposit and loan balances and deployment of surplus cash into investment securities. Such forecasts are subject to change, and actual results may differ, based on market conditions, actual prepayment rates and other factors described under the section "Forward-Looking Statements".
2) Core fee income is a non-GAAP measure, which represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP core fee income to GAAP noninterest income for fiscal 2017 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure.
3) Noninterest expense (excluding expenses related to noncontrolling interests) is a non-GAAP measure, which represents noninterest expense, but excludes expenses attributable to noncontrolling interests. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP noninterest expense (excluding expenses related to noncontrolling interests) to GAAP noninterest expense for fiscal 2017 is included in this presentation, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of our quarterly earnings release for further information regarding the calculation and limitations of this measure.
4) Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.
5) Outlook does not assume any future rate increases

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SVB20144: 3 Q1 2017 Corporate Overview and Financial Results May 18, 2017 22 Appendix

SVB 2014 4:3 23Q1 2017 Corporate Overview and Financial Results May 18, 2017 Appendix Contents 24 25 28 30 31 36 37 38 41 42 Glossary About SVB Financial Highlights ROE Balance Sheet Interest Rate Sensitivity Credit Quality Investment Securities and Warrants Efficiency Ratio Non-GAAP reconciliations

SVB 2014 4:3 24Q1 2017 Corporate Overview and Financial Results May 18, 2017   The following terms are used throughout this presentation to refer to certain SVB-specific metrics: • “Core Fee” Income – fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending- related fees, in aggregate. This is a non-GAAP measure. Please see non-GAAP reconciliations at the end of this presentation for more information. • Total Client Funds – the sum of on-balance sheet deposits and off- balance sheet client investment funds. Glossary

Q1 2017 Corporate Overview and Financial Results May 18, 2017 25 At the Center of the Innovation Economy for Over 30 Years SVB Private Bank Private banking Silicon Valley Bank Global commercial banking for innovators, enterprises and investors SVB Asset Management Investment strategies and solutions to help companies preserve and grow capital SVB Capital Private venture investing expertise, oversight and management SVB Analytics Strategic advisory, research and valuation services* SVB Wealth Advisory Private wealth management * Strategic advisory services offered through SVB Securities

Q1 2017 Corporate Overview and Financial Results May 18, 2017 26 Serving innovation around the world * Includes average loan and deposit balances for international operations in U.K., Israel and Asia as of Q1'17 $1.7B international loans* $6.9B international deposits* Location Description Year opened U.K. Full service branch 2012 Israel Business development office 2008 China Business development office (Beijing) 2005 Joint venture bank (Beijing, Shanghai) 2012 Hong Kong Representative office 2013 Canada Application in progress TBD German Application in progress TBD

SVB 2014 4:3 27Q1 2017 Corporate Overview and Financial Results May 18, 2017 • Average tenure of 10 years at SVB • Diverse experience and skill sets to help direct our growth A strong, seasoned management team * On May 12, 2017, SVB Financial Group announced the appointment of Daniel J. Beck as the Company’s Chief Financial Officer, to become effective on June 5, 2017. Mike Descheneaux will assume the role of President of Silicon Valley Bank, the Company’s principal banking subsidiary, effective June 5, 2017.

Quarterly highlights

	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17
Diluted earnings per share[1]	$1.52	$1.78	$2.12	$1.89	$1.91
Net income available to common stockholders[1]	$79.2M	$93.0M	$111.1M	$99.5M	$101.5M
Average loans	$17.0B	$18.2B	$18.6B	$19.3B	$20.1B
Change	*8.0%*	*7.0%*	*2.5%*	*3.3%*	*4.2%*
Average deposits	$39.3B	$38.2B	$37.9B	$39.7B	$40.0B
Change	*0.9%*	*-2.8%*	*-0.7%*	*4.7%*	*0.7%*
Average off-balance sheet client investment funds	$42.5B	$42.9B	$43.1B	$45.0B	$46.1B
Change	*-2.2%*	*1.0%*	*0.5%*	*4.3%*	*2.6%*
Average fixed income securities	$23.4B	$21.8B	$20.7B	$20.2B	$21.2B
Net interest margin	2.67%	2.73%	2.75%	2.73%	2.88%
Net interest income	$281.4M	$283.3M	$289.2M	$296.6M	$310.0M
GAAP non-interest income	$86.1M	$112.8M	$144.1M	$113.5M	$117.7M
Non-GAAP non-interest income, net of non-controlling interests[2]	$88.8M	$111.2M	$139.5M	$109.1M	$111.1M
Net charge-offs / Average total gross loans (annualized)	0.50%	0.43%	0.48%	0.44%	0.25%
Non-interest expense[3]	$203.9M	$199.9M	$220.8M	$235.2M	$237.6M
Effective tax rate[4]	40.36%	41.17%	40.90%	35.53%	33.62%
Return on average SVBFG stockholders' equity (annualized)	9.59%	10.83%	12.32%	10.77%	11.03%
Return on average assets (annualized)	0.72%	0.86%	1.02%	0.88%	0.91%

1) Included in diluted earnings per common share and net income available to common stockholders for the three months ended March 31, 2017 are tax benefits recognized associated with the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting in the first quarter of 2017. This guidance was adopted on a prospective basis with no changes to prior period amounts.
2) Non-GAAP non-interest income net of non-controlling interests is a non-GAAP measure. Please see non-GAAP reconciliations at end of this presentation for more information.
3) In Q1'17 we revised prior periods' presentation of noninterest expense to conform to the current period presentation, which reflect our provision for loan losses and provision for unfunded credit commitments together as our "provision for credit losses". In prior periods' presentation, our provision for unfunded credit commitments were reported as a component of noninterest expense. All prior periods have been revised to reflect this change.
4) Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

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Q1 2017 Corporate Overview and Financial Results May 18, 2017

28

Annual highlights

	2012	2013	2014	2015	2016
Diluted earnings per share	$3.91 [1]	$4.67	$5.31 [2]	$6.62	$7.31
Net income available to common stockholders	$175.1M [1]	$214.5M	$263.9M [2]	$343.9M	$382.7M
Average loans	$7.6B	$9.4B	$11.5B	$14.8B	$18.3B
Change	*30.0%*	*23.7%*	*23.0%*	*28.3%*	*23.8%*
Average deposits	$17.9B	$19.6B	$28.3B	$36.3B	$38.8B
Change	*15.0%*	*9.5%*	*44.4%*	*28.2%*	*6.8%*
Average off-balance sheet client investment funds	$20.2B	$24.2B	$30.0B	$39.2B	$43.4B
Change	*14.0%*	19.8%	24.0%	30.6%	10.5%
Average fixed-income securities [3]	$10.7B	$10.6B	$16.6B	$22.3B	$21.5B
Net interest margin	3.19%	3.29%	2.81%	2.57%	2.72%
Net interest income	$617.9M	$697.3M	$856.6M	$1,006.4M	$1,150.5M
GAAP non-interest income	$335.5M	$673.2M	$572.2M	$472.8M	$456.6M
Non-GAAP non-interest income , net of non-controlling interests [4]	$240.4M	$330.3M	$352.5M	$441.1M	$448.5M
Net charge-offs / Average total gross loans (annualized)	0.31%	0.33%	0.32%	0.31%	0.46%
Non-interest expense [5]	$545.5M	$607.6M	$700.7M	$780.0M	$859.8M
Effective tax rate [6]	39.28%	40.63%	41.02%	39.95%	39.55%
Return on average SVBFG stockholders' equity (annualized)	10.09% [1]	11.13%	10.46% [2]	11.18%	10.90%
Return on average assets (annualized)	0.82% [1]	0.92%	0.80% [2]	0.84%	0.87%

1) Includes gains of $0.12/share or $5.5M (net of tax) from sales of AFS securities and certain assets related to our equity management services business
2) Includes post-tax net loss of $11.4M related to the sale of our SVBIF entity in India
3) Includes available-for-sale and held-to-maturity securities held on the balance sheet
4) Non-GAAP noninterest income, net of non-controlling interests is a non-GAAP measure. Please see non-GAAP reconciliations at end of this presentation for more information
5) In Q1'17 we revised prior periods' presentation of noninterest expense to conform to the current period presentation, which reflect our provision for loan losses and provision for unfunded credit commitments together as our "provision for credit losses". In prior periods' presentation, our provision for unfunded credit commitments were reported as a component of noninterest expense. All prior periods have been revised to reflect this change.
6) Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

svb
Q1 2017 Corporate Overview and Financial Results May 18, 2017
29

SVB 2014 4:3 30Q1 2017 Corporate Overview and Financial Results May 18, 2017 SVB Peers 15% 10% 5% 0% -5% -10% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 10.21% 2.13% 7.72% 11.87% 10.09% 11.13% 10.46% 11.18% 10.90%11.03% 2.22% (5.35)% 5.89% 9.04% 9.50% 9.68% 9.09% 8.78% 8.56% 9.90% 1) “Peers” refers to peer group as reported in our 2017 Proxy Statement. Peer ROE data is from SNL Financial and reflects the most recent available data. 2) Annualized ROE has been impacted by pressure on asset yields due to low interest rates and deposit growth, as well as continued investment in our growth and expansion. Strong return on average equity vs. peers1 (5.35)% 2

SVB 2014 4:3 31Q1 2017 Corporate Overview and Financial Results May 18, 2017 Non-interest- bearing deposits $33.6 79% Interest- bearing deposits $7.5 18% Borrowings $0.8 2% 1) Balances as of 3/31/17 2) Net loans represents gross loans net of the allowance for loan losses and unearned interest income. Gross loans at 3/31/17 were $20.5B 3) Non-marketable securities net of non-controlling interests were $509 million. This is a non-GAAP measure. Please see non-GAAP reconciliations at end of presentation for more information. Period-end assets: $46.4B Period-end liabilities: $42.5B Held-to- maturity securities 18% $7.8B AFS securities $12.4 27% Cash $3.8 8% Other $0.8 2% Net loans $20.2 44% Non-marketable securities3 (VC Investments) $0.6 1% Other $0.6 1% 2 A highly liquid balance sheet1 Held-to- maturity securities $8.6 18%

SVB 2014 4:3 32Q1 2017 Corporate Overview and Financial Results May 18, 2017 Healthy Q1'17 balance sheet growth Investment portfolio 45% of Total Assets Non-interest-bearing deposits 82% of Total Deposits $50 $40 $30 $20 $10 $0 Bi lli on s 2013 2014 2015 2016 3/31/17 Period Ending $26.4 $39.3 $44.7 $44.7 $46.4 $50 $40 $30 $20 $10 $0 Bi lli on s 2013 2014 2015 2016 3/31/17 Period Ending $23.3 $35.3 $41.4 $40.9 $42.5 Non-interest-bearing deposits Interest-bearing deposits Borrowings Other liabilities Available-for-sale securities Net loans Non-marketable securities (primarily VC-related investments) Other assets Held-to-maturity securities As of 3/31/2017

SVB 2014 4:3 33Q1 2017 Corporate Overview and Financial Results May 18, 2017 A high quality investment portfolio A highly liquid portfolio with a duration of 2.5 years Investment portfolio represents 45% of total assets U.S. Treasuries make up 39% of investment portfolio Municipal bonds and notes Non-agency mortgage-backed securities U.S. agency debentures Agency-issued commercial mortgage-backed securities Agency-issued collateralized residential mortgage-backed securities – variable rate U.S. Treasury Securities Agency-issued collateralized residential mortgage-backed securities – fixed rate Agency-issued residential mortgage-backed securities * In June 2014, certain Available-for-Sale (AFS) securities were re-designated as Held-to-Maturity securities. Prior to June 2014, our investment securities portfolio comprised only AFS securities. (As of 3/31/2017) Available-for-Sale Securities $20 $15 $10 $5 $0 Bi lli on s 2013 2014 2015 2016 3/31/17 Period Ending $13.5 $16.4 $12.6 $12.4$12.0 Held-to-Maturity Securities* $20 $15 $10 $5 $0 Bi lli on s 2013 2014 2015 2016 3/31/17 Period Ending $0.0 $7.4 $8.8 $8.4 $8.6

SVB 2014 4:3 34Q1 2017 Corporate Overview and Financial Results May 18, 2017 Robust client liquidity Long-term Growth Drivers: • Significant client funding and exit activity • Healthy increases in early-stage and private equity client counts VC recalibration dynamics in 2016 resulted in quarterly declines in client fund flows, although growth resumed in Q4'16 and Q1'17 Deposits Client investment funds Total client funds* $100 $80 $60 $40 $20 $0 Bi lli on s 2013 2014 2015 2016 3/31/17 Period Ending $22.5 $34.3 $39.1 $39.0 $41.1 $26.4 $32.4 $44.0 $45.8 $46.4 $48.8 $66.7 $83.1 $84.8 $87.5

SVB 2014 4:3 35Q1 2017 Corporate Overview and Financial Results May 18, 2017 Strong long-term loan growth Recent growth driven by Private Equity, Private Bank and international Average loans Period-end loans $22 $20 $18 $16 $14 $12 $10 $8 $6 $4 $2 Bi lli on s 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 3/3 1/1 7 $4.6 $4.7 $4.4 $5.8 $7.6 $9.4 $11.5 $14.8 $18.3 $20.1 $5.5 $4.5 $5.5 $7.0 $8.9 $10.9 $14.4 $16.7 $19.9 $20.4

SVB20144: 3 Q1 2017 Corporate Overview and Financial Results May 18, 2017 36 We expect each 25 bps increase in short-term rates to contribute approximately $54 million to Net Interest Income* We expect rising rates to benefit us significantly * As reported in our sensitivity analysis included in our most recent Form 10-Q reports pursuant to applicable SEC requirements; these estimates are reported on a pre-tax basis and are based on a static balance sheet and assumptions as of March 31 2017. Actual results may differ. Simulations used to analyze interest rate sensitivity may differ from actual results due to, among other things: differences in timing, frequency, and magnitude of changes in market rates; impact of competition; fluctuating business conditions and impact of strategies taken by management to mitigate these risks Changes in Fed Funds Rate (basis points) Changes in Net Interest Income +100 +215M +200 +$426M Changes in short-term interest rates impact interest earned on: • Variable rate loans • Variable rate investment securities • Cash and cash equivalents Primary benchmark indices: • National and SVB Prime rates • 1-month and 3-month LIBOR • Federal Funds target rate

SVB 2014 4:3 37Q1 2017 Corporate Overview and Financial Results May 18, 2017 * Annualized Non-performing loans Non-performing loans as % of total gross loans Net charge-offs as % of average total gross loans (annualized) 4% 3% 2% 1% 0% -1% $160 $120 $80 $40 $0 M ill io ns 200 0 200 1 200 2 200 3 200 4 200 5 200 6 200 7 200 8 200 9 201 0 201 1 201 2 201 3 201 4 201 5 201 6 201 7 YT D* $119.0 1.07% 1.57% 0.68% 3.32% 2.64% 0.25% Five loans from two "underserved niche" segments to which we no longer lend drove increase in NCOs (2000) Financial Crisis: 5 problem loans drove short-lived spike in NPLs (2008) and NCOs (2009) Q2'15-Q1'17 NPLs elevated but manageable; Primarily due to four Sponsored Buyout Loans (two of which have been resolved), one Corporate Finance loan and certain early stage loans affected by the VC market recalibration of 2016. Post-crisis NCOs remain below 50 bps History of strong credit quality $138.8

SVB 2014 4:3 38Q1 2017 Corporate Overview and Financial Results May 18, 2017 $(2.0) Net gains on equity warrant assets Non-GAAP net gains (losses) on investment securities net of non-controlling interests* $35 $15 -$5 -$25 M ill io ns Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 $12.3 $13.2 $20.2 $20.3 $23.6 $10.7 $16.4 $6.6 $5.1 $21.6 $4.6 $6.7 $(22.1) $16.6 $19.1 $15.9 $12.7 $9.6 $21.6 $18.4 $5.3 $9.5 Investment securities and warrant gains * This is a non-GAAP measure. Please see non-GAAP reconciliations at end of presentation for more information. $(1.1) Reflects losses of $30.4M net of non-controlling interests on our VC- related funds and warrants related to the decline in FireEye's public share price. This decline followed VC-fund- and warrant-related gains of $37.4M net of non-controlling interests primarily due to FireEye's successful IPO and subsequent stock price run-up in Q1'14. Reflects valuation-related losses in our VC-related funds due to VC market "recalibration." Reflects $10.3M of unrealized gains from Acacia Communications IPO Reflects $12.4M gain from sale of U.S. Treasury securities Reflects $2.8M write down of a strategic investment and $2.9M decline in value of Acacia stock between IPO and sale after lock-up

SVB 2014 4:3 39Q1 2017 Corporate Overview and Financial Results May 18, 2017 Net gains on equity warrant assets Early-stage net charge-offs Cumulative net gains (warrants less ES NCOs) $100 $50 $0 -$50 -$100 M ill io ns 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD 2017 $(3) $8 $3 $3 $22 $23 $11 $0 $7 $37 $19 $46 $71 $71 $38 $7 $(13) $(1) $0 $(2) $(7) $(10) $(16) $(58) $(23) $(1) $(21) $(26) $(30) $(12) $(45) $(12) Net warrant gains have exceeded early-stage charge-offs over time $88M $88M in aggregate warrant gains net of early-stage losses between 2002 and YTD 2017

SVB 2014 4:3 40Q1 2017 Corporate Overview and Financial Results May 18, 2017 Net warrant gains include both realized and unrealized gains Realized warrant gains (consists of gains on exercises and cancellations and expirations) Changes in fair value, net (unrealized warrant gains) Warrant related AFS equity security gains (losses) • Private company warrants are marked to market each quarter using a modified Black- Scholes option pricing model • Changes in private company valuations primarily due to funding rounds and exit markets (M&A or IPO) drive warrant gains • Changes in the fair value of SVBFG's warrant-related equity security holdings due to market volatility can result in volatility in gains from quarter to quarter $75 $50 $25 $0 -$25 M ill io ns 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD 2017 $16 $16 $8 $8 $38 $40 $28 $7 $7 $6 $4 $5 $21 $11 $38 $33 $31 $10 $1 $(3) $0 $0 $0 $(1) $0 $(18) $2 $(2) $1

Efficiency ratio has trended down over time

Drivers

- Continued strong revenue growth
- Efficient growth initiatives including outsourcing, expansion in lower cost geographies
- Focus on systems and infrastructure to maximize cost efficiencies and support efficient growth over the long-term
- Q1'17 seasonal expenses drove increase in operating efficiency ratio



$800
$400
$0
Millions
57.8%
56.3%
53.8%
53.7%
56.3%
$595
$682
$779
$859
$237
2013
2014
2015
2016
YTD 2017
Non-GAAP non-interest expense, net of non-controlling interests[1,2,3]
Non-GAAP operating efficiency ratio[1,2,3]

1) These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information.
2) Non-GAAP non-interest expense net of non-controlling interests and non-GAAP efficiency ratio exclude the impact of non-controlling interests
3) Our consolidated GAAP noninterest expenses were modified from prior periods' presentation to conform to the current period's presentation, which reflects our provision for loan losses and provision for unfunded credit commitments together as our "provision for credit losses". In prior periods, our provision for unfunded credit commitments were reported separately as a component of noninterest expense.

svb Q1 2017 Corporate Overview and Financial Results May 18, 2017 41

SVB20144: 3 Q1 2017 Corporate Overview and Financial Results May 18, 2017 42 Non-GAAP Reconciliations

Non-GAAP reconciliation

"Core fee"[1] income

Non-GAAP core fee income (dollars in thousands)	Quarter ended					
	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31,[2] 2015	Jun 30, 2015	Sep 30, 2015
GAAP noninterest income	$14,210	$80,167	$167,637	$123,524	$126,287	$108,477
Less: gains (losses) on investment securities,	(57,320)	5,644	94,787	33,263	24,975	18,768
Less: net gains on equity warrant assets[3]	12,329	13,157	20,153	20,278	23,616	10,685
Less: other noninterest income (loss)[3]	9,208	8,020	(2,649)	11,773	11,617	10,636
Non-GAAP core fee income	$49,993	$53,346	$55,346	$58,210	$66,079	$68,388

Non-GAAP core fee income (dollars in thousands)	Quarter ended					
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
GAAP noninterest income	$114,506	$86,134	$112,776	$144,140	$113,502	$117,659
Less: gains (losses) on investment securities,	12,439	(4,684)	23,270	23,178	9,976	15,970
Less: net gains on equity warrant assets[3]	16,384	6,606	5,089	21,558	4,639	6,690
Less: other noninterest income (loss)[3]	12,978	7,670	9,963	18,878	14,239	12,421
Non-GAAP core fee income	$72,705	$76,542	$74,454	$80,526	$84,648	$82,578

1) This is a non-GAAP measure. See "use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.
2) March 31, 2015 amounts have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to deconsolidation of our investments in VC- and PE-related funds (ASU 2015-02). Amounts prior to March 31, 2015 have not been revised.
3) Our consolidated statements of income were modified from prior periods' presentation to conform to the current period's presentation, which reflects a new line item to separately disclose net gains on equity warrant assets. In prior periods, net gains on equity warrant assets were reported as a component of net gains on derivative instruments. We removed the line item "gains on derivative instruments, net" and reclassified all other gains on derivative instruments, net to other noninterest income.

svb Q1 2017 Corporate Overview and Financial Results May 18, 2017 43

Non-GAAP reconciliation

"Core fee"[1] income

Non-GAAP core fee income (dollars in thousands)	Year ended December 31,				
	2008	2009	2010	2011	2012
GAAP noninterest income	$152,365	$97,743	$247,530	$382,332	$335,546
Less: gains (losses) on investment securities, net	(14,777)	(31,209)	93,360	195,034	122,114
Less: net gains (losses) on equity warrant assets[3]	10,541	(55)	6,556	37,439	19,385
Less: other noninterest income (loss)[3]	30,656	29,263	38,608	20,589	35,657
Non-GAAP core fee income	$125,945	$99,744	$109,006	$129,270	$158,390

Non-GAAP core fee income (dollars in thousands)	Year ended December 31,				YTD
	2013	2014	2015[2]	2016	2017
GAAP noninterest income	$673,206	$572,239	$472,794	$456,552	$117,659
Less: gains on investment securities, net	419,408	267,023	89,445	51,740	15,970
Less: net gains on equity warrant assets[3]	46,101	71,012	70,963	37,892	6,690
Less: other noninterest income (loss)[3]	32,222	24,573	47,004	50,750	12,421
Non-GAAP core fee income	$175,475	$209,631	$265,382	$316,170	$82,578

1) This is a non-GAAP measure. See "use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.
2) Amounts prior to December 31, 2015 have not been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to deconsolidation of our investments in VC- and PE-related funds (ASU 2015-02).
3) Our consolidated statements of income were modified from prior periods' presentation to conform to the current period's presentation, which reflects a new line item to separately disclose net gains on equity warrant assets. In prior periods, net gains on equity warrant assets were reported as a component of net gains on derivative instruments. We removed the line item "gains on derivative instruments, net" and reclassified all other gains on derivative instruments, net to other noninterest income.

svb Q1 2017 Corporate Overview and Financial Results May 18, 2017 44

SVB 2014 4:3 45Q1 2017 Corporate Overview and Financial Results May 18, 2017 * See “use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Non-marketable securities Non-GAAP reconciliation* Non-GAAP non-marketable securities, net of non-controlling interests (dollars in thousands) Mar 31, 2017 GAAP non-marketable securities $635,550 Less: amounts attributable to non-controlling interests 126,263 Non-GAAP non-marketable securities, net of non-controlling interests $509,287 Composition of non-GAAP non-marketable securities, net of non-controlling interests (dollars in thousands) Mar 31, 2017 Non-marketable securities (fair value accounting): Venture capital and private equity fund investments $35,819 Other venture capital investments 218 Other securities (fair value accounting) 119 Non-marketable securities (equity method accounting): Venture capital and private equity fund investments 65,511 Debt funds 16,509 China Joint Venture Investment 75,316 Other investments 37,349 Non-marketable securities (cost method accounting): Venture capital and private equity fund investments 117,243 Other investments 28,437 Investments in qualified affordable housing projects, net 132,766 Total non-marketable and other securities $509,287

Non-GAAP reconciliation[1]

Net gains (losses) on investment securities

Non-GAAP net gains (losses) on investment securities (dollars in thousands)	Quarter ended Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015
GAAP net gains (losses) on investment securities	$(57,320)	$5,644	$94,787	$33,263	$24,975	$18,768
Less: income (losses) attributable to noncontrolling interests, including carried interest	(35,240)	6,757	78,225	14,171	9,036	6,102
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$(22,080)	$(1,113)	$16,562	$19,092	$15,939	$12,666

Non-GAAP net gains (losses) on investment securities (dollars in thousands)	Quarter ended Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
GAAP net gains (losses) on investment securities	$12,439	$(4,684)	$23,270	$23,178	$9,976	$15,970
Less: income (losses) attributable to noncontrolling interests, including carried interest	2,803	(2,716)	1,622	4,745	4,661	6,462
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$9,636	$(1,968)	$21,648	$18,433	$5,315	$9,508

1) See "use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.

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SVB 2014 4:3 47Q1 2017 Corporate Overview and Financial Results May 18, 2017 Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) Year ended December 31, Quarter ended March 31, 2014 2015 2016 2017 GAAP SVBFG stockholders’ equity $2,813,072 $3,198,134 $3,642,554 $3,764,331 Less: Intangible assets — — — — Tangible common equity (TCE) $2,813,072 $3,198,134 $3,642,554 $3,764,331 GAAP Total assets $39,337,869 $44,686,703 $44,683,660 $46,413,339 Less: Intangible assets — — — — Tangible assets (TA) $39,337,869 $44,686,703 $44,683,660 $46,413,339 Risk-weighted assets (RWA) $21,755,091 $25,919,594 $28,248,750 $28,691,192 Tangible common equity to tangible assets 7.15% 7.16% 8.15% 8.11% Tangible common equity to risk-weighted assets 12.93% 12.34% 12.89% 13.12% 1) See “use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Capital ratios Consolidated (Holdco) TCE/TA and TCE/RWA Bank only TCE/TA and TCE/RWA Non-GAAP reconciliation1 Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) Year ended December 31, Quarter ended March 31, 2014 2015 2016 2017 Tangible common equity (TCE) $2,399,411 $3,059,045 $3,423,427 $3,508,871 Tangible assets (TA) $37,607,973 $44,045,967 $44,059,340 $45,807,551 Risk-weighted assets (RWA) $21,450,480 $24,301,043 $26,856,850 $27,368,552 Tangible common equity to tangible assets 6.38% 6.95% 7.77% 7.66% Tangible common equity to risk-weighted assets 11.19% 12.59% 12.75% 12.82%

Non-GAAP reconciliation

Non-interest income[1]

Non-GAAP non-interest income, net of non-controlling interests (dollars in thousands)	Mar 31, 2016	Jun 30, 2016	Quarter ended Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
GAAP non-interest income	$86,134	$112,776	$144,140	$113,502	$117,659
Less: income (losses) attributable to non-controlling interests, including carried interests	(2,671)	1,619	4,679	4,412	6,559
Non-GAAP non-interest income, net of non-controlling interests	88,805	111,157	139,461	109,090	111,100
Less: net (losses) on SVBIF Sale Transaction	—	—	—	—	—
Non-GAAP non-interest income, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction	$88,805	$111,157	$139,461	$109,090	$111,100

Non-GAAP Non-interest income, net of non-controlling interests (dollars in thousands)	Year ended December 31, 2012	2013	2014	2015[2]	2016
GAAP noninterest income	$335,546	$673,206	$572,239	$472,794	$456,552
Less: income (losses) attributable to noncontrolling interests, including carried interest	85,940	342,904	233,624	31,736	8,039
Non-GAAP noninterest income, net of noncontrolling interests	$249,606	$330,302	$338,615	$441,058	$448,513
Less: gains on sales of certain available-for-sale securities	4,955	—	—	—	—
Less: net gains on the sale of certain assets related to our equity management services business	4,243	—	—	—	—
Less: net (losses) on the SVBIF sale transaction	—	—	(13,934)	—	—
Non-GAAP noninterest income, net of noncontrolling interests and excluding one time adjustments	$240,408	$330,302	$352,549	$441,058	$448,513

1) See "use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.
2) Amounts prior to January 1, 2015 have not been revised for the adoption of accounting guidance related to our investments in VC- and PE-related funds (ASU 2015 – 02 Deconsolidation).

svb Q1 2017 Corporate Overview and Financial Results May 18, 2017

48

Non-GAAP reconciliation

Non-GAAP operating efficiency ratio, net of non-controlling interests[1]

(Dollars in thousands, except ratios)	Year ended December 31, 2013	2014	2015	2016	YTD March 31, 2017
GAAP noninterest expense[2]	$607,602	$700,669	$779,962	$859,797	$237,633
Less: amounts attributable to noncontrolling interests	12,714	18,867	828	524	169
Non-GAAP noninterest expense, net of noncontrolling interests	$594,888	$681,802	$779,134	$859,273	$237,464
GAAP net interest income	$697,344	$856,595	$1,006,425	$1,150,523	$309,993
Adjustments for taxable equivalent basis	1,724	1,689	1,564	1,203	348
Non-GAAP taxable equivalent net interest income	$699,068	$858,284	$1,007,989	$1,151,726	$310,341
Less: income attributable to noncontrolling interests	76	33	8	66	7
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests	$698,992	$858,251	$1,007,981	$1,151,660	$310,334
GAAP noninterest income	$673,206	$572,239	$472,794	$456,552	$117,659
Non-GAAP noninterest income, net of noncontrolling interests and excluding one time adjustments	$330,302	$352,549	$441,058	$448,513	$111,100
GAAP total revenue	$1,370,550	$1,428,834	$1,479,219	$1,607,075	$427,652
Non-GAAP taxable equivalent revenue, net of noncontrolling interests	$1,029,294	$1,210,800	$1,449,039	$1,600,173	$421,434
GAAP operating efficiency ratio	44.33%	49.04%	52.73%	53.50%	55.57%
Non-GAAP operating efficiency ratio	57.80%	56.31%	53.77%	53.70%	56.35%

1) See "use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.
2) Our consolidated GAAP noninterest expenses were modified from prior periods' presentation to conform to the current period's presentation, which reflects our provision for loan losses and provision for unfunded credit commitments together as our "provision for credit losses". In prior periods, our provision for unfunded credit commitments were reported separately as a component of noninterest expense.

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SVB 2014 4:3 50Q1 2017 Corporate Overview and Financial Results May 18, 2017 Find SVB on LinkedIn, Facebook and Twitter Meghan O’Leary Head of Investor Relations 3005 Tasman Drive Santa Clara, CA 95054 T 408 654 6364 M 650 255 9934 moleary@svb.com Find SVB on LinkedIn, Facebook and Twitter